UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 6, 2010
SYMETRA FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33808 (Commission File Number)	20-0978027 (IRS Employer Identification Number)

777 108th Avenue NE, Suite 1200
Bellevue, Washington (Address of principal executive offices)	98004 (Zip Code)
Registrant’s telephone number, including area code: (425) 256-8000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Richard Lindsay, senior vice president of Symetra’s Life & Annuities Division and a named executive officer of Symetra will be leaving the company. Mr. Lindsay’s employment is currently expected to terminate on or about August 31, 2010, or such other date as may be agreed by the parties. Symetra expects to enter into a separation agreement with Mr. Lindsay. On an interim basis, Jennifer Davies, senior vice president of Symetra’s Enterprise Development, will assume the additional leadership responsibilities formerly associated with Mr. Lindsay’s position.
Symetra issued a press release on August 6, 2010 announcing that Mr. Lindsay will be leaving the company, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
99.1	Press Release of Symetra Financial Corporation, dated August 6, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMETRA FINANCIAL CORPORATION
By:	/s/ George C. Pagos
	Name:	George C. Pagos
	Title:	Senior Vice President, General Counsel and Secretary

Date: August 6, 2010

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release of Symetra Financial Corporation, dated August 6, 2010.